EXHIBIT 99.1
                                                                   ------------


                             CONSULTING AGREEMENT



         CONSULTING AGREEMENT, dated as of June 29, 2006, between Robert J. Kelly (the "CONSULTANT") and The Penn Traffic Company, a Delaware corporation (the "COMPANY").



         WHEREAS, the Company deems it advisable to retain the Consultant to provide consulting and advisory services and the Consultant is willing to provide such services to the Company, on the terms and conditions described herein.

         IT IS, THEREFORE, AGREED:

         1. ENGAGEMENT; CONSULTING PERIOD. Subject to Section 4 of this Agreement, the Company hereby engages the Consultant, and the Consultant hereby agrees to provide the services described herein, for the period (the "CONSULTING PERIOD") beginning on the date hereof and ending on the six (6) month anniversary of the date hereof; PROVIDED, that the Consulting Period shall be automatically extended for additional consecutive three (3) month periods (and each additional three (3) month period shall also constitute the "Consulting Period") unless either party shall have notified the other of its desire to terminate this Agreement in accordance with Section 4.

         2.       CONSULTING SERVICES AND RELATIONSHIP.

                  (a) SERVICES. During the Consulting Period, the Consultant shall provide consulting and advisory services to the Company with respect to the business of the Company and its subsidiaries as mutually determined by the Board of Directors of the Company and the Consultant. During the Consulting Period, the Consultant shall continue to serve as Non-Executive Chairman.

                  (b) RELATIONSHIP. The Consultant shall be an independent contractor, and not an employee of the Company, within the meaning of all federal, state and local laws and regulations governing employment insurance, workers' compensation, industrial accident, labor and taxes. The Consultant shall not, by reason of this Agreement, acquire any benefits, privileges or rights under any benefit plan operated by the Company, or their respective subsidiaries or affiliates for the benefit of their employees, including, without limitation, (i) any pension or profit-sharing plans or (ii) any plans providing medical, dental, disability or life insurance protection.

                  (c) INDEMNIFICATION. The Company shall indemnify, in the manner and to the fullest extent permitted by applicable law and the by-laws of the Company, the Consultant (or his estate) in the event he (or his estate) was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative,

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investigative  or otherwise,  by reason of the  performance  or alleged lack of performance of any obligation pursuant to Section 2(a), other than with respect to any act or conduct for which a director of a Delaware corporation is not entitled to indemnification under applicable law, against expenses (including reasonable attorney's fees) ("EXPENSES"), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Consultant (or his estate) in connection with such action, suit or proceeding (including, without limitation, in connection with the defense or settlement of such action, suit or proceeding). To the extent and in the manner provided or allowed by applicable law, any Expenses shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, even if the Consultant is alleged to have not met the applicable standard of conduct required under this
Section 2(c) or is alleged to have committed conduct such that, if true, the Consultant (or his estate) would not be entitled to indemnification under this
Section 2(c), upon receipt of an undertaking, which need not be secured, by or on behalf of the Consultant (or his estate) to repay such amount if it shall ultimately be determined that the Consultant (or his estate) is not entitled to be indemnified by the Company as authorized in this Section. The Company's obligations under this Section 2(c) shall survive any termination of this Agreement.

                  (d) REPRESENTATIONS AND WARRANTIES. The Consultant represents and warrants that (i) he has the right to enter into and perform his obligations under this Agreement and (ii) he has not entered nor shall he enter into any arrangement or agreement which (A) will interfere or conflict with the rights granted to the Company hereunder, (B) would prohibit him from entering into and fully performing this Agreement or (C) would be violated, breached or under which he would be in default by virtue of executing this Agreement or performing hereunder.

         3.       COMPENSATION.

                  (a) CONSULTING FEE. During the Consulting Period, the Company shall pay the Consultant the sum of $3,000 for each day (or $15,000 for a five (5) day week) spent by the Consultant providing the services to the Company set forth in Section 2(a), payable in arrears on the last business day of each calendar month upon the submission by the Consultant of documentation specifying the number of days spent by the Consultant in any such month; PROVIDED that, notwithstanding the foregoing, the number of days during each three (3) month period for which the Consultant shall be entitled to fees hereunder shall not exceed 40. During the Consulting Period, the Consultant shall not be entitled to receive any directors' fees (whether annual fees or attendance fees) for serving as a member of the Board of Directors (or any committee thereof) or as Non-Executive Chairman of the Board of Directors (and, for the avoidance of doubt, the Consultant shall not be entitled to receive fees under this Section 3(a) for his attendance at meetings of the Company's Board of Directors).

                  (b) EXPENSE REIMBURSEMENT. Reasonable expenses, including, but not limited to, hotel accommodations, meals, and rental car expenses (if the Company is unable to provide the Consultant with the use of a car) while the Consultant is providing the services to be provided hereunder, and economy class airfare incurred by Consultant for travel in connection with the performance of his duties hereunder, shall be promptly reimbursed by the Company in accordance with, and subject to documentation as may be required by, Company policies.

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         4.       TERM.  Notwithstanding  any other provision of this Agreement either the Consultant or the Company may terminate this Agreement for any reason whatsoever upon thirty (30) days prior written notice to the other party, whereupon the Consulting Period shall terminate at the expiration of such 30-day period.

         5. CONFIDENTIAL INFORMATION. The Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its business which shall have been obtained during the Consulting Period and which is not public knowledge or which becomes public knowledge solely by acts of the Consultant in violation of this Agreement. After expiration of the Consulting Period, the Consultant shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         6.       SUCCESSORS.

                  (a) This Agreement is personal to the Consultant and shall not be assignable by the Consultant without the prior written consent of the Company.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors or assigns.

         7.       MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws of the State of New York, or such principles of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

                 (b) All notices and other communications shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by an internationally recognized overnight courier service, addressed as follows:

            IF TO THE CONSULTANT (BEFORE AUGUST 2006):

            Robert J. Kelly
            77-978 Lago Drive
            LaQuinta, CA  92353

            IF TO THE CONSULTANT (AFTER AUGUST 2006):

            Robert J. Kelly
            58-205 Carmona
            LaQuinta, CA  92253

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            IF TO THE COMPANY:

            The Penn Traffic Company
            1200 State Fair Blvd.
            Syracuse, NY 13209
            Attn:  Robert Chapman

            IF TO THE BOARD, TO THE CHAIRMAN OF THE COMPENSATION COMMITTEE:

            John Burke
            22549 Malden Street
            West Hills, CA  91304

or to such other address as either party shall have furnished to the other in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

                  (d) The failure of the Company at any time to enforce performance by the Consultant of any provisions of this Agreement shall in no way affect the Company's rights thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision hereof be held to be a waiver of any other breach of the same or any other provision.

                  (e) This Agreement contains the entire understanding of the Company and the Consultant with respect to the subject matter hereof, and supersedes and renders null and void any previous agreements between them with respect thereto.

                  (f) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         IN WITNESS WHEREOF, the Consultant has hereunto set his hand and the Company has caused this Agreement to be duly executed in its name and on its behalf, all as of the day and year first above written.



                                             /s/ Robert J. Kelly
                                             ---------------------------------
                                             Robert J. Kelly


                                             THE PENN TRAFFIC COMPANY


                                             By:  /s/ Francis D. Price, Jr.
                                                  -----------------------------
                                                  Name:   Francis D. Price, Jr.
                                                  Title:  Vice President